Exhibit 99.1

Autoliv Appoints Laurie Brlas to its Board of Directors

(Stockholm, Sweden, August 3, 2020) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, announces that it has added a new independent member to its Board of Directors effective today.

On August 1, 2020, Autoliv announced that its Board of Directors has appointed Ms. Laurie Brlas as an independent director to the Autoliv Board of Directors effective today. With the addition of Ms. Brlas, Autoliv has expanded its Board size from ten to eleven directors.

Ms. Brlas is a certified public accountant and retired in December 2016 from Newmont Mining Corporation. Ms. Brlas joined Newmont in 2013 and served as Executive Vice President and Chief Financial Officer until October 2016. From 2006 through 2013, Ms. Brlas held various positions of increasing responsibility with Cliffs Natural Resources, last serving as Chief Financial Officer and then as Executive Vice President and President, Global Operations. Prior to that, Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation from 2000 through 2006. Ms. Brlas is a graduate of Youngstown State University with a degree in business administration.

Ms. Brlas currently serves on the board of directors of Albemarle Corporation, a specialty chemical company, Exelon Corporation, a Fortune 100 power company, and Graphic Packaging Holding Company, a global packaging solutions company.

“With an eye on the future of our truly global company, we are focused on recruiting strong director candidates who can make immediate contributions, particularly in this challenging market, and I am pleased to welcome Laurie who I expect will bring valuable knowledge and perspectives to Autoliv,¨ said Jan Carlson, Chairman of the Board of Directors of Autoliv, Inc. “Laurie’s career as a financial officer, her accounting expertise, and many leadership roles is very impressive and a credit to our board.”

Ms. Brlas was appointed for a term expiring at the 2021 Annual General Meeting of Stockholders and has joined the Audit Committee and Nominating and Corporate Governance Committee.

Inquiries:

Media: Marja Huotari, Tel +46 (0)709 587 135

Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

About Autoliv

Autoliv, Inc. is the worldwide leader in vehicle safety systems, and through our subsidiaries we develop, manufacture and market protective systems, such as airbags, seatbelts, steering wheels and pedestrian protection systems for all major automotive manufacturers in the world. Our products save over 30,000 lives each year and prevent ten times as many severe injuries.

Our more than 65,000 associates in 27 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We have 14 technical centers, with 20 test tracks. Sales in 2019 amounted to US $ 8,548 million. The shares are listed on the New York Stock Exchange (NYSE: ALV) and the Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results,

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20650

performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm 111 64 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 58720650